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             AGWAY INC., PO BOX 4933, SYRACUSE, NEW YORK 13221-4933

                                                              June 6, 2001

Agway Inc.
333 Butternut Drive
DeWitt, NY   13214

         Re: File No. 333-59808, Form S-3
             ----------------------------
Gentlemen:

         As General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of 4,000 shares ($25 par value) of Series HM Preferred Stock and 4,000 shares ($25 par value) of Membership Common Stock (hereinafter referred to as the "Equity Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

          (a)  Agway Inc. is a valid and existing Delaware corporation;

          (b) The Equity Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued, fully paid and non-assessable subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, involving, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and (ii) the Equity Securities shall have been duly executed and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and

          (c) The matters of law and legal conclusions set forth under "Description of Honorary Member Preferred Stock, Series HM", and "Description of Membership Common Stock" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                            Very truly yours,

                                            /s/ Christopher W. Fox
                                            ----------------------
                                            Christopher W. Fox
                                            Senior Vice President
                                            General Counsel
                                            Agway Inc.


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   AGWAY FINANCIAL CORPORATION, PO BOX 8985, WILMINGTON, DE 19899 302-654-8371





                                             June 6, 2001
Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, Delaware  19801

         Re: File No. 333-59808, Form S-3
             ----------------------------
Gentlemen:

         As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $350,000,000 in principal amount of Subordinated Member Money Market Certificates, Subordinated Money Market Certificates and Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

          (a)  AFC is a valid and existing Delaware corporation;

          (b) The Debt Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued and binding obligations of Agway Financial Corporation enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, involving, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and the Indentures continue to qualify under the Trust Indenture Act of 1939, as amended, and (ii) the Debt Securities shall have been duly executed and authenticated as provided in the Indentures, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and

          (c) The matters of law and legal conclusions set forth under "Description of the Certificates" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                         Very truly yours,

                                         /s/ Christopher W. Fox
                                         ----------------------
                                         Christopher W. Fox
                                         General Counsel
                                         Agway Financial Corporation